FOR IMMEDIATE RELEASE

Norfolk Southern reports fourth-quarter and full-year 2015 results

NORFOLK, Va., Jan. 27, 2016 – Norfolk Southern Corporation (NYSE: NSC) today reported fourth-quarter and 2015 financial results.

Fourth-quarter net income was $361 million, or $1.20 per diluted share, compared with $511 million, or $1.64 per diluted share, in fourth-quarter 2014. For 2015, net income was $1.6 billion, or $5.10 per diluted share, compared with $2.0 billion, or $6.39 per diluted share, in 2014.

Results included expenses related to restructuring the company’s Triple Crown Services subsidiary and closing its Roanoke, Va., office, which together reduced fourth-quarter net income by $31 million, or $0.10 per diluted share, and lowered 2015 net income by $58 million, or $0.19 per diluted share.

FOURTH-QUARTER 2015 RESULTS

▪    Railway operating revenues totaled $2.5 billion.
▪    Income from railway operations was $642 million.
▪    Net income was $361 million.
▪    Diluted earnings per share were $1.20.
▪    The railway operating ratio was 74.5 percent.

2015 RESULTS

▪    Railway operating revenues reached $10.5 billion.
▪    Income from railway operations was $2.9 billion.
▪    Net income totaled $1.6 billion.
▪    Diluted earnings per share were $5.10.
▪    The railway operating ratio was 72.6 percent.

In a separate press release issued today, Norfolk Southern provided additional detail regarding its strategic plan to streamline operations and drive profitability and growth. The plan includes cost reductions across the organization and improved operational efficiencies. As a result of this plan, the Company expects to achieve annual productivity savings of more than $650 million by 2020, with approximately $130 million to be realized in 2016. Through the initiatives announced today, Norfolk Southern is confident in its ability to achieve an operating ratio below 65 percent by 2020.

“We are implementing a plan to reduce costs and enhance profitable growth,” said James A. Squires, Norfolk Southern’s chairman, president and CEO. “This plan will enable us to achieve significant annual expense savings beginning in 2016 without compromising the company’s ability to capitalize on volume and revenue growth opportunities. We are making progress despite a challenging operating environment, including successfully restoring our rail service to previous high levels, realigning resources, and completing strategic capacity investments to improve efficiency and productivity.

“Through these actions, we are positioning Norfolk Southern for improved performance and value creation in 2016 and beyond. We are confident in our ability to deliver superior shareholder value through our strategic plan, which is built on exceptional customer service, growth through pricing and new business, cost reduction and control, and increasing returns on capital. Our fourth-quarter results reflect current challenges in domestic and global markets.”

FOURTH-QUARTER SUMMARY

▪
Railway operating revenues declined 12 percent compared with fourth-quarter 2014, to $2.5 billion. Traffic volume declined 6 percent, a result of lower coal volumes and the effects of low commodity prices. Average revenue per unit decreased 6 percent as the effects of higher rates were more than offset by a $226 million, or 73 percent, decline in fuel surcharge revenues.

▪
General merchandise revenues were $1.5 billion, 9 percent lower than the same period last year. Volume declined 4 percent, as a 9 percent gain in automotive traffic was more than offset by decreases in the other four commodity groups.

▪	Intermodal revenues declined to $563 million, 13 percent below fourth-quarter 2014. The Triple Crown restructuring and fewer domestic shipments combined to reduce traffic volume by 5 percent.

▪
Coal revenues were $433 million, 20 percent lower compared with fourth quarter of 2014. A weak global export market, record high temperatures in the East, and low natural gas prices combined to decrease volume by 18 percent.

▪
Railway operating expenses decreased $103 million, or 5 percent, to $1.9 billion compared with same period of 2014, notwithstanding $49 million of expenses related to the Triple Crown restructuring and Roanoke office closure.

▪	Income from railway operations was $642 million, 28 percent lower compared with fourth-quarter 2014.

▪
The operating ratio, or operating expenses as a percentage of revenues, was 74.5 percent, compared with 69 percent during the same quarter in 2014. Triple Crown restructuring and Roanoke office closure expenses added 2.0 percentage points to the operating ratio.

2015 SUMMARY

▪
Railway operating revenues were $10.5 billion, 10 percent lower compared with 2014, reflecting an $852 million, or 64 percent, reduction in fuel surcharge revenues. Traffic volume was down 3 percent, driven by a sharp decline in coal.

▪	General merchandise revenues declined 6 percent to $6.3 billion, while traffic volume was about even compared with the prior year.

▪	Intermodal revenues totaled $2.4 billion, 6 percent lower compared with 2014. Traffic volume was up slightly for 2015.

▪	Coal revenues were $1.8 billion, down 23 percent, due to a 16 percent decline in traffic volume compared with 2014.

▪
Railway operating expenses of $7.6 billion declined $422 million, or 5 percent, compared with 2014, despite $93 million of additional expenses related to the Triple Crown restructuring and Roanoke office closure.

▪	Income from railway operations was $2.9 billion, 19 percent lower compared with 2014.

▪
The operating ratio for the year was 72.6 percent compared with 69.2 percent the prior year. The Triple Crown restructuring and Roanoke office closure costs added 0.9 percentage points to the operating ratio.

For 2016, Norfolk Southern plans to invest $2.1 billion to maintain the safety of its rail network, enhance service, improve operational efficiency, and support growth opportunities.

About Norfolk Southern
Norfolk Southern Corporation (NYSE: NSC) is one of the nation’s premier transportation companies. Its Norfolk Southern Railway Company subsidiary operates approximately 20,000 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern operates the most extensive intermodal network in the East and is a major transporter of coal, automotive, and industrial products.

Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended.  These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results, levels of activity, performance, or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements.  In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” or other comparable terminology. The Company has based these forward-looking statements on management’s current expectations, assumptions, estimates, beliefs, and projections.  While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control.  These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2014, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements.  The forward-looking statements in this press release are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  Copies of Norfolk Southern Corporation’s press releases and additional information about the Company are available at www.norfolksouthern.com, or you can contact the Norfolk Southern Corporation Investor Relations Department by calling 757-629-2861.

Media Inquiries:
Frank Brown, 757-629-2710 (fsbrown@nscorp.com)

Investor Inquiries:
Katie Cook, 757-629-2861 (katie.cook@nscorp.com)

http://www.norfolksouthern.com

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